Exhibit 99.1 For more information, contact: James M. Otterberg Chief Financial Officer (336) 316-5424

Unifi Announces Fourth Quarter and Year End Results

GREENSBORO, N.C., July 23, 2014 – Unifi, Inc. (NYSE: UFI) today released preliminary operating results for the fourth quarter and fiscal year ended June 29, 2014. Net income for the 2014 fiscal year, which consisted of 52 fiscal weeks, was $28.8 million, or $1.52 per basic share, compared to net income of $16.6 million, or $0.84 per basic share, for the prior fiscal year, which consisted of 53 fiscal weeks, reflecting improved operating results for the Company’s domestic and Central American operations and lower domestic depreciation expenses, as partially offset by lower earnings from the Company’s foreign operations.

Highlights for the 2014 fiscal year included:

●	Adjusted EBITDA improved to $57.6 million for the current fiscal year relative to $52.7 million for the prior fiscal year;
●

Income before income taxes increased to $47.9 million (which includes an increase of $7.6 million in equity in earnings of unconsolidated affiliates) for the current fiscal year from $29.0 million for the prior fiscal year; and

●

The Company repurchased and retired 1.5 million shares, completing its $50 million repurchase program authorized in fiscal year 2013 and commencing its new $50 million stock repurchase program that was authorized in April 2014.

Net sales decreased $26.1 million, or 3.7%, to $687.9 million for the 2014 fiscal year compared to net sales of $714.0 million for the prior fiscal year. Improvement in the Company’s domestic operations was offset by the negative impact of one less week of sales in the current fiscal year for the Company’s domestic and Central American operations, unfavorable currency translation effects in Brazil and lower volumes for the Company’s operations in China.

“We are very pleased with the full year results generated from our domestic business, which reflects the continued growth in our value-added and differentiated products, increased demand from the CAFTA region, and the ability to provide pricing stability throughout the year based on consistent raw material costs,” said Roger Berrier, President and Chief Operating Officer of Unifi. “We completed the expansion of our REPREVE® Recycling Center, and we will continue to drive growth as we evolve the REPREVE® brand to include additional performance and sustainability attributes.”

-continued-

Unifi Announces Fourth Quarter and Year End Results – page 2

Cash and cash equivalents as of June 29, 2014 were $15.9 million, an increase of $7.2 million from June 30, 2013. Net debt at the end of the June 2014 quarter was $83.6 million, compared to $89.0 million at June 30, 2013. The Company had $61.1 million available under its revolver as of June 29, 2014, compared to $36.1 million as of June 30, 2013.

Net income for the June 2014 quarter, which consisted of 13 fiscal weeks, was $8.8 million, or $0.48 per basic share, compared to net income of $10.5 million, or $0.54 per basic share, for the prior year fourth quarter, which consisted of 14 fiscal weeks. Net income was negatively impacted by the reduced number of weeks in the current fiscal quarter as well as lower earnings from the Company’s foreign operations and equity affiliates. Net sales decreased $19.0 million, or 9.5%, to $181.8 million for the current fiscal quarter, compared to net sales of $200.7 million for the prior year quarter, reflecting one less week in the current quarter for the Company’s domestic and Central American operations, unfavorable currency translation effects in Brazil and lower volumes in the Company’s foreign operations.

Bill Jasper, Chairman and CEO of Unifi, added: "I am pleased with our improved annual operating results, especially in the North American region, and with our consolidated net income, which is the Company’s highest in more than ten years. Our strong balance sheet and cash generation will allow us to fund high payback projects that drive revenue growth, improve margins, and provide for additional PVA growth opportunities, especially for REPREVE®, which we plan to balance with stock repurchases to enhance shareholder value.”

The Company will provide additional commentary regarding its fourth quarter and fiscal year end results and other developments during its earnings conference call on July 24, 2014, at 8:30 a.m. Eastern Time. The call will be webcast live at http://investor.unifi.com/, will be available for replay approximately two hours after the live event and will be archived for approximately twelve months. Additional supporting materials and information related to the call, as well as the Company's financial results for the June 2014 quarter and fiscal year, will also be available at http://investor.unifi.com/.

-continued-

Unifi Announces Fourth Quarter and Year End Results – page 3

Unifi, Inc. (NYSE: UFI) is a multi-national manufacturing company that produces and sells textured and other processed yarns designed to meet customer specifications, and premier value-added (“PVA”) yarns with enhanced performance characteristics. Unifi maintains one of the textile industry’s most comprehensive polyester and nylon product offerings. Unifi enhances demand for its products, and helps others in creating a more effective textile industry supply chain, through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. In addition to its flagship REPREVE® products – a family of eco-friendly yarns made from recycled materials – key Unifi brands include: SORBTEK®, REFLEXX®, AIO® - all-in-one performance yarns, SATURA®, AUGUSTA® A.M.Y.®, MYNX® UV and MICROVISTA®. Unifi's yarns are readily found in the products of major brands in the apparel, hosiery, automotive, home furnishings, industrial and other end use markets. For more information about Unifi, visit www.unifi.com; to learn more about REPREVE®, visit www.repreve.com.

###

Financial Statements to Follow

-continued-

Unifi Announces Fourth Quarter and Year End Results – page 4

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(amounts in thousands, except share and per share amounts)

	June 29, 2014	June 30, 2013
ASSETS
Cash and cash equivalents	$15,907	$8,755
Receivables, net	93,925	98,392
Inventories	113,370	110,667
Income taxes receivable	179	1,388
Deferred income taxes	1,794	1,715
Other current assets	6,052	5,913
Total current assets	231,227	226,830

Property, plant and equipment, net	123,802	115,164
Deferred income taxes	2,329	2,196
Intangible assets, net	7,394	7,772
Investments in unconsolidated affiliates	99,229	93,261
Other non-current assets	5,086	10,243
Total assets	$469,067	$455,466

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$51,364	$45,544
Accrued expenses	18,589	18,485
Income taxes payable	3,134	851
Current portion of long-term debt	7,215	65
Total current liabilities	80,302	64,945
Long-term debt	92,273	97,688
Other long-term liabilities	7,549	5,053
Deferred income taxes	2,205	1,300
Total liabilities	182,329	168,986
Commitments and contingencies

Common stock, $0.10 par (500,000,000 shares authorized, 18,313,959 and 19,205,209 shares outstanding)	1,831	1,921
Capital in excess of par value	42,130	36,375
Retained earnings	245,673	252,112
Accumulated other comprehensive loss	(4,619)	(5,500)
Total Unifi, Inc. shareholders’ equity	285,015	284,908
Non-controlling interest	1,723	1,572
Total shareholders’ equity	286,738	286,480
Total liabilities and shareholders’ equity	$469,067	$455,466

-continued-

Unifi Announces Fourth Quarter and Year End Results – page 5

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(amounts in thousands, except per share amounts)

	For the Three Months Ended (1)		For the Fiscal Years Ended (1)
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Net sales	$181,752	$200,742	$687,902	$713,962
Cost of sales	156,731	175,030	604,640	640,858
Gross profit	25,021	25,712	83,262	73,104
Selling, general and administrative expenses	12,308	13,445	46,203	47,386
Provision (benefit) for bad debts	101	(411)	287	(154)
Other operating expense, net	1,281	1,536	5,289	3,409
Operating income	11,331	11,142	31,483	22,463
Interest income	(220)	(190)	(1,790)	(698)
Interest expense	1,212	448	4,329	4,489
Loss on extinguishment of debt	—	—	—	1,102
Other non-operating expense	126	—	126	—
Equity in earnings of unconsolidated affiliates	(4,233)	(4,732)	(19,063)	(11,444)
Income before income taxes	14,446	15,616	47,881	29,014
Provision for income taxes	6,010	5,385	20,161	13,344
Net income including non-controlling interest	8,436	10,231	27,720	15,670
Less: net (loss) attributable to non-controlling interest	(331)	(285)	(1,103)	(965)
Net income attributable to Unifi, Inc.	$8,767	$10,516	$28,823	$16,635

Net income attributable to Unifi, Inc. per common share:
Basic	$0.48	$0.54	$1.52	$0.84
Diluted	$0.46	$0.52	$1.47	$0.80

(1)	For the Company’s operations in the United States and El Salvador, the comparative prior year periods each contained one additional fiscal week.

-continued-

Unifi Announces Fourth Quarter and Year End Results – page 6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(amounts in thousands)

	For the Fiscal Years Ended (1)
	June 29, 2014	June 30, 2013
Cash and cash equivalents at beginning of year	$8,755	$10,886
Operating activities:
Net income including non-controlling interest	27,720	15,670
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(19,063)	(11,444)
Distributions received from unconsolidated affiliates	13,214	14,940
Depreciation and amortization expense	17,896	24,584
Loss on extinguishment of debt	—	1,102
Non-cash compensation expense	2,690	2,287
Excess tax benefit on stock-based compensation plans	(3,533)	(762)
Deferred income taxes	726	6,010
Other	1,649	764
Changes in assets and liabilities:
Receivables, net	4,514	(858)
Inventories	(2,677)	(394)
Other current assets and income taxes receivable	1,141	(410)
Accounts payable and accruals	1,083	(498)
Income taxes payable	5,824	(366)
Other non-current assets	5,173	(116)
Net cash provided by operating activities	56,357	50,509
Investing activities:
Capital expenditures	(19,091)	(8,809)
Proceeds from sale of assets	2,719	430
Proceeds from other investments	447	694
Other investments	—	(1,743)
Other	(944)	(343)
Net cash used in investing activities	(16,869)	(9,771)
Financing activities:
Proceeds from revolving credit facility	149,300	116,700
Payments on revolving credit facility	(175,800)	(115,200)
Proceeds from term loan	25,200	—
Payments on term loans	—	(28,330)
Payments of debt financing fees	(400)	(309)
Proceeds from related party term loan	—	1,250
Payments on capital lease obligations	(319)	(69)
Common stock repurchased and retired under publicly announced programs	(36,551)	(19,315)
Common stock tendered to the Company for withholding tax obligations and retired	(1,654)	—
Proceeds from stock option exercises	3,136	1,298
Excess tax benefit on stock-based compensation plans	3,533	762
Contributions from non-controlling interest	1,254	1,280
Other	(109)	—
Net cash used in financing activities	(32,410)	(41,933)

Effect of exchange rate changes on cash and cash equivalents	74	(936)
Net increase (decrease) in cash and cash equivalents	7,152	(2,131)
Cash and cash equivalents at end of year	$15,907	$8,755

(1)	For the Company’s operations in the United States and El Salvador, the comparative prior year period contained one additional fiscal week.

-continued-

Unifi Announces Fourth Quarter and Year End Results – page 7

RECONCILIATIONS OF NET INCOME ATTRIBUTABLE TO UNIFI, INC. TO ADJUSTED EBITDA (Unaudited)

(amounts in thousands)

The reconciliations of Net income attributable to Unifi, Inc. to EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are as follows:

	For the Three Months Ended (1)		For the Fiscal Years Ended (1)
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Net income attributable to Unifi, Inc.	$8,767	$10,516	$28,823	$16,635
Provision for income taxes	6,010	5,385	20,161	13,344
Interest expense, net	992	258	2,539	3,791
Depreciation and amortization expense	4,460	5,142	17,334	23,860
EBITDA	20,229	21,301	68,857	57,630

Non-cash compensation expense	599	391	2,690	2,287
Loss on extinguishment of debt	—	—	—	1,102
Other	1,363	1,339	5,112	3,075
Adjusted EBITDA Including Equity Affiliates	22,191	23,031	76,659	64,094

Equity in earnings of unconsolidated affiliates	(4,233)	(4,732)	(19,063)	(11,444)
Adjusted EBITDA	$17,958	$18,299	$57,596	$52,650

(1)	For the Company’s operations in the United States and El Salvador, the comparative prior year periods each contained one additional fiscal week.

-continued-

Unifi Announces Fourth Quarter and Year End Results – page 8

NON-GAAP FINANCIAL MEASURES

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors. These non-GAAP financial measures are Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA.

EBITDA represents net income or loss attributable to Unifi, Inc. before net interest expense, income tax expense, and depreciation and amortization expense. Adjusted EBITDA Including Equity Affiliates represents EBITDA adjusted to exclude non-cash compensation expense, gains or losses on extinguishment of debt, loss on previously held equity interest, and certain other adjustments. Such other adjustments include operating expenses for Repreve Renewables, restructuring charges and start-up costs, gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, and other operating or non-operating income or expense items necessary to understand and compare the underlying results of the Company. Adjusted EBITDA represents Adjusted EBITDA Including Equity Affiliates adjusted to exclude equity in earnings and losses of unconsolidated affiliates. The Company may, from time to time, change the items included within Adjusted EBITDA.

EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are alternative views of performance used by management, and we believe that investors’ understanding of our performance is enhanced by disclosing these performance measures. Management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

We believe that the use of EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; and depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance. The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.

-continued-

Unifi Announces Fourth Quarter and Year End Results – page 9

In evaluating EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments included herein. Our presentation of EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA are not determined in accordance with GAAP and should not be considered as substitutes for net income, operating income or any other performance measures determined in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Each of our EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the cash requirements necessary to make payments on our debt;

•	it does not reflect our future requirements for capital expenditures or contractual commitments;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

-continued-

Unifi Announces Fourth Quarter and Year End Results – page 10

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the “Company”) that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive,” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements. These statements are not statements of historical fact; they involve risk and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of worldwide competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where the Company competes, such as recession and other economic and political factors over which the Company has no control; changes in consumer spending, customer preferences, fashion trends and end-uses; the financial condition of the Company’s customers; the loss of a significant customer; the success of the Company’s strategic business initiatives; the continuity of the Company’s leadership; volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic initiatives; availability of and access to credit on reasonable terms; changes in currency exchange, interest and inflation rates; the ability to reduce production costs; the ability to protect intellectual property; employee relations; the impact of environmental, health and safety regulations; the operating performance of joint ventures and other equity investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities law. The above and other risks and uncertainties are described in the Company’s most recent annual report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

-end-